   As filed with the Securities and Exchange Commission on September 19, 2000

                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 SRS LABS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                         33-0714264
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


2909 Daimler Street, Santa Ana, California                   92705
 (Address of Principal Executive Offices)                  (Zip Code)

                                ---------------

                                 SRS LABS, INC.
                              AMENDED AND RESTATED
                         1996 LONG-TERM INCENTIVE PLAN,
                                   AS AMENDED
                            (Full title of the plan)

                                ---------------

                                  John AuYeung
               Executive Vice President, Chief Operating Officer,
                Chief Financial Officer, Treasurer and Secretary
                                 SRS Labs, Inc.
                               2909 Daimler Street
                           Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (949) 442-1070
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                Seventeenth Floor
                              695 Town Center Drive
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200

                                ---------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          Proposed maximum      Proposed maximum
     Title of securities             Amount to be          offering price          aggregate              Amount of
       to be registered               registered            per share(1)       offering price(1)      registration fee
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value    2,500,000 shares(2)            $8.50             $21,250,000              $5,610
======================================================================================================================

(1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on September 14, 2000 (a date within 5 business days prior to the date of filing this Registration Statement).

(2) As presently constituted, plus such indeterminate number of shares as may become subject to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

         The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Incentive Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 4,500,000 to 7,000,000, which amendment, among other things, is reflected in the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended (the "Amended Incentive Plan"), which is included as Exhibit 4.1 hereto. The Amended Incentive Plan supersedes the Incentive Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-63493) relating to the Amended Incentive Plan are incorporated by reference into this Registration Statement.


                                     PART II

ITEM 8. EXHIBITS.

   4.1 SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Appendix A to the definitive Proxy Statement dated April 26, 2000 of SRS Labs, Inc., a Delaware corporation (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on April 26, 2000, which is incorporated herein by reference.

   4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

   4.3      Bylaws of the Company, previously filed with the Commission as
            Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

   5. Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

  23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

  23.2      Consent of Deloitte & Touche LLP, independent auditors.

  24.       Power of Attorney (set forth on page 2).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 18, 2000.


                                            SRS LABS, INC.


                                            By: /s/ THOMAS C.K. YUEN
                                                --------------------------------
                                                Thomas C.K. Yuen
                                                Chairman of the Board and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C.K. Yuen and John AuYeung and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of SRS Labs, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


         Signature                              Title                          Date
         ---------                              -----                          ----
/s/ THOMAS C.K. YUEN             Chairman of the Board and Chief        September 18, 2000
------------------------------   Executive Officer and a Director
    Thomas C.K. Yuen             (Principal Executive Officer)


/s/ JOHN AU YEUNG                Executive Vice President, Chief        September 18, 2000
------------------------------   Operating Officer, Chief Financial
    John Au Yeung                Officer, Treasurer and Secretary
                                 (Principal Financial and Accounting
                                 Officer) and a Director


/s/ ROBERT PFANNKUCH             Director                               September 18, 2000
------------------------------
    Robert Pfannkuch


/s/ JEFFREY I. SCHEINROCK        Director                               September 18, 2000
------------------------------
    Jeffrey I. Scheinrock


/s/ STEPHEN V. SEDMAK            Director                               September 18, 2000
------------------------------
    Stephen V. Sedmak

                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
   4.1 SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended, previously filed as Appendix A to the definitive Proxy Statement dated April 26, 2000 of SRS Labs, Inc., a Delaware corporation (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on April 26, 2000, which is incorporated herein by reference.

   4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

   4.3      Bylaws of the Company, previously filed with the Commission as
            Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

   5. Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

  23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

  23.2      Consent of Deloitte & Touche LLP, independent auditors.

  24.       Power of Attorney (set forth on page 2).